                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant   |X|

Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
             (5) Total fee paid:

--------------------------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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




                              [LETTERHEAD OF ABFS]



Dear Stockholder:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of American Business Financial Services, Inc. ("ABFS" or the "Company") which will be held on December 17, 2002 at 2:00 P.M. (Eastern Standard Time) at the offices of ABFS, 111 Presidential Blvd., Bala Cynwyd, PA 19004. The official notice of the Annual Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

         In addition to the election of directors and ratification of auditors, stockholders are being asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock to 3,000,000. The Board of Directors believes that the availability of additional authorized shares of preferred stock will provide it with the flexibility to issue preferred stock instead of common stock or debt securities for any proper corporate purpose which may be identified in the future.

         Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                         Sincerely,



                                         Anthony J. Santilli
                                         Chairman and Chief Executive Officer

                   American Business Financial Services, Inc.
                             111 Presidential Blvd.
                              Bala Cynwyd, PA 19004

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held December 17, 2002

TO OUR STOCKHOLDERS:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of American Business Financial Services, Inc. (the "Company" or "ABFS") will be held on December 17, 2002 at 2:00 P.M. (Eastern Standard
Time), at the offices of ABFS, Suite 127, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 for the following purposes:

         1. To elect two directors named herein to serve for the terms described in the accompanying Proxy Statement and until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement;

         2. To approve an amendment to and the restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 1,000,000 to 3,000,000 shares;

         3. To ratify the appointment of BDO Seidman, LLP to serve as the Company's independent public accountants for fiscal 2003; and

         4. To act upon such other business as may properly come before this meeting or any postponement or adjournment thereof.

         The Board of Directors is not aware of any other business to come before the Annual Meeting.

         The Board has fixed November 12, 2002 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY.

         A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors,


                                    Beverly Santilli
                                    Secretary

Bala Cynwyd, Pennsylvania
November 15, 2002

                   American Business Financial Services, Inc.
                             111 Presidential Blvd.
                              Bala Cynwyd, PA 19004

                              --------------------

                                 PROXY STATEMENT

                              --------------------

         The accompanying proxy is solicited by and on behalf of the Board of Directors of American Business Financial Services, Inc. (the "Company" or "ABFS") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 17, 2002 at 2:00 P.M. (Eastern Standard Time) at the offices of ABFS, 111 Presidential Boulevard, Bala Cynwyd, PA 19004 and at any postponement or adjournment thereof. The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to stockholders is November 15, 2002.

         Sending in a signed proxy will not affect the stockholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, delivering a later dated proxy or giving written notice to the Secretary of ABFS at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by ABFS. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of ABFS and its subsidiaries without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), ABFS is required to pay the reasonable expenses incurred by such record holders for mailing proxy materials and annual stockholder reports to any beneficial owners of the Common Stock.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Common Stock for election of the nominees for director hereinafter named.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting:
(i) matters which ABFS has not received notice by September 14, 2002; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         ABFS is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) and that are not referred to in the enclosed notice of the Annual Meeting.

         ABFS had 2,938,764 shares of Common Stock outstanding at the close of business on November 12, 2002 (the "Record Date"). Stock price and share information contained in this proxy statement have been adjusted to give effect to a 10% stock dividend that was paid on September 13, 2002 to stockholders of record on September 3, 2002 (the "Stock Dividend"). All stock price and share information has been adjusted to reflect previously issued stock dividends.

         In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of Common Stock at the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

         Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The election of directors will be determined by a plurality vote. The affirmative vote of a majority of the outstanding shares of the Company is required to approve an amendment to and restatement of the Company's Amended and Restated Certificate of Incorporation ("Proposal 2"). The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve the ratification of the Company's independent public accountants ("Proposal 3"), and any other business matters properly brought before the Annual Meeting. Under the Delaware General Corporation Law, an abstention or withholding of authority to vote on any proposal, other than for the election of directors, will have the same legal effect as an "against" vote. Broker non-votes do not count as votes against any proposal or matter at the Annual Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of the Record Date, the beneficial ownership of ABFS' Common Stock: (i) by each person known by the Company to be the beneficial owner of five percent or more of ABFS' outstanding Common Stock,
(ii) by each director and nominee for director of ABFS, (iii) by each executive officer whose compensation exceeded $100,000 during fiscal 2002 (the "Named Officers"), and (iv) by the directors, director nominees and executive officers of ABFS as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The business address of the officers of ABFS is that of ABFS.


                       Name, Position and Address                              Number of Shares             Percentage
                           of Beneficial Owner                              Beneficially Owned (1)           of Class
----------------------------------------------------------------------      ----------------------          ----------
Anthony J. Santilli, Chairman, President, Chief Executive Officer, ...          1,209,175 (2)(3)               39.9%
Chief Operating Officer and Director of ABFS and
Beverly Santilli, President of American Business Credit and
First Executive Vice President and Secretary of ABFS

Michael DeLuca, Director of ABFS......................................            271,607 (4)                   9.1%
Lux Products
6001 Commerce Park
Mt. Laurel, NJ 08054

Harold E. Sussman, Director of ABFS...................................            155,922 (5)                   5.2%
Colliers, Lanard & Axilbund
399 Market Street, 3rd Floor
Philadelphia, PA  19106

Leonard Becker, Director of ABFS......................................            153,944 (6)                   5.2%
Becker Associates
111 Presidential Blvd., Suite 140
Bala Cynwyd, PA  19004

Richard Kaufman, Director of ABFS.....................................            107,962 (7)                   3.7%
1126 Bryn Tyddyn Drive
Gladwyne, PA  19035

Jerome Miller, Director of ABFS.......................................             31,169 (8)                   1.1%
216 Tower Lane
Penn Valley, PA 19072

Jeffrey M. Ruben......................................................             68,931 (9)                   2.3%
Executive Vice President of ABFS

Albert W. Mandia......................................................             43,636 (10)                  1.5%
Executive Vice President and Chief Financial Officer of ABFS

Milton Riseman........................................................             18,126 (11)                  *
Chairman of Consumer Mortgage Group of ABFS

All executive officers and directors as a group (10 persons)..........          2,060,472 (12)                 62.5%

----------

  *  Less than one percent.

 (1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities. The share numbers in the table above may, as indicated in the appropriate footnotes, include shares deemed to be held in the Company's 401(k) Plan. The number of the shares deemed to be held in the Company's 401(k) Plan is based on the value of the units held as of the last 401(k) Plan statement dated September 30, 2002 divided by the closing price of the Company's Common Stock as reported on the NASDAQ National Market for September 30, 2002.

 (2) Includes 1,100,866 shares held directly by Mr. and Mrs. Santilli as joint tenants with right of survivorship, 2,835 shares of Common Stock deemed to be held through the Company's 401(k) Plan and 9,585 shares held in trust for the benefit of Luc Armon Santilli, Mr. and Mrs. Santilli's child, with Mr. Santilli, Mrs. Santilli and Raymond Bucceroni acting as trustees.

 (3) Includes options to purchase 59,137 shares of Common Stock awarded to Mr. Santilli pursuant to the Company's stock option plans, all of which are currently exercisable. Includes options to purchase 36,752 shares of Common Stock awarded to Mrs. Santilli pursuant to the Company's stock option plans, which are currently exercisable. Excludes options to purchase 9,680 shares of Common Stock which are not currently exercisable.

 (4) Includes 171,898 shares of Common Stock held by the DeLuca Family Partnership LP of which Mr. DeLuca is the managing partner, 40,572 shares of Common Stock held by the Michael R. DeLuca Trust over which Mr. DeLuca exercises sole voting and/or dispositive power, and options to purchase 59,137 shares of Common Stock awarded to Mr. DeLuca pursuant to the Company's stock option plans, which are currently exercisable.

 (5) Includes 96,785 shares of Common Stock held directly and options to purchase 59,137 shares of Common Stock awarded pursuant to the Company's stock option plans, which are currently exercisable.

 (6) Includes 135,492 shares of Common Stock held directly and options to purchase 18,452 shares of Common Stock awarded pursuant to the Company's stock option plans, which are currently exercisable.

 (7) Includes 89,510 shares of Common Stock held directly. Includes options to purchase 18,452 shares of Common Stock awarded pursuant to the Company's stock option plans, which are currently exercisable. The number of shares of Common Stock which Mr. Kaufman holds directly and which are included in his beneficial ownership above, includes 3,244 shares of Common Stock which he sold because he is entitled to vote those shares at the Annual Meeting.

 (8) Includes 20,169 shares of Common Stock held directly, and options to purchase 11,000 shares of Common Stock awarded pursuant to the Company's stock option plans, which are currently exercisable.

 (9) Includes 13,566 shares of Common Stock held directly, 8,933 shares of Common Stock deemed to be held through the Company's 401(k) Plan, and options to purchase 46,432 shares of Common Stock awarded to Mr. Ruben pursuant to the Company's stock option plans, which are currently exercisable. Excludes options to purchase 24,200 shares of Common Stock which are not currently exercisable.

(10) Includes 5,076 shares of Common Stock held directly, 1,656 shares of Common Stock deemed to be held through the Company's 401(k) Plan, and options to purchase 36,904 shares of Common Stock awarded to Mr. Mandia pursuant to the Company's stock option plan which are currently exercisable. Excludes options to purchase 27,376 shares of Common Stock which are not currently exercisable.

(11) Includes 3,608 shares of Common Stock held directly and options to purchase 14,518 shares of Common Stock awarded to Mr. Riseman pursuant to the Company's stock option plan which are currently exercisable. Excludes options to purchase 9,680 shares of Common Stock which are not currently exercisable.

(12) Includes options to purchase 359,921 shares of Common Stock awarded to the Company's directors and officers pursuant to the Company's stock option plans, which are currently exercisable. Excludes options to purchase 70,936 shares of Common Stock awarded to the Company's directors and officers pursuant to the Company's stock option plans which are not currently exercisable.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation currently provides that the Board shall consist of not less than one nor more than fifteen directors and that within these limits the number of directors shall be as established by the Board. The Board has set the number of directors at six. The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, having staggered terms of office, which are as equal in number as possible. The members of each class of directors are to be elected for a term of three years or until their successors are elected and qualified. The Company's Amended and Restated Articles of Incorporation does not permit stockholders to cumulate their votes for the election of directors.

         The following table sets forth certain information, as of the Record Date, regarding the Company's Board of Directors. The Board has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board knows of no reason why such nominees would be unable to serve as directors. If either of the nominees should for any reason becomes unable to serve, then valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate or the Board may reduce the number of directors to eliminate the vacancy.

                                                 Position(s) Held                   Director       Term to
                Name                  Age (1)     in the Company                     Since         Expire
----------------------------------    ------     -----------------------            --------       -------
                                                 Nominees
                                                 --------
Leonard Becker....................      79     Director                               1993          2005
Jerome Miller.....................      69     Director                               2002          2005

                                       Directors Remaining in Office
                                       -----------------------------
Michael DeLuca....................      71     Director                               1993          2003
Harold E. Sussman.................      77     Director                               1993          2003
Anthony J. Santilli...............      60     Chairman, President, Chief             1993          2004
                                               Executive Officer, Chief
                                               Operating Officer and Director
Richard Kaufman.....................    60     Director                               1993          2004

----------

(1) As of the Record Date.

         The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

         Anthony J. Santilli is the Chairman, President, Chief Executive Officer and Chief Operating Officer of the Company and is an executive officer of its subsidiaries. He has held these positions with the Company since early 1993 when the Company became the parent company of American Business Credit, Inc. ("ABC"). He has held the positions with the subsidiaries since the formation of ABC in June 1988. Prior to the founding of ABC in 1988, Mr. Santilli was Vice President and Department Head of The Philadelphia Savings Fund Society ("PSFS"). As such, Mr. Santilli was responsible for PSFSss. commercial relationships with small and middle market business customers. Mr. Santilli also served as the secretary of PSFS' Asset/Liability Committee and Policy Committee from May 1983 to June 1985 and June 1986 to June 1987. Mr. Santilli is the husband of Beverly Santilli.

         Leonard Becker is a self-employed real estate investor, and has been so since 1980. Mr. Becker was a former 50% owner and officer of the SBIC of the Eastern States, Inc., a federally licensed small business corporation which made medium term loans to small business concerns from 1967 to 1980. For the last 30 years, Mr. Becker has been heavily involved in the investment in and management of real estate and has been involved in the ownership of numerous shopping centers, office buildings and apartments. Mr. Becker formerly served as a director of Eagle National Bank and Cabot Medical Corp. and was a founding director in each of these corporations. Mr. Becker is also a director of Universal Display Corporation.

         Michael DeLuca is Chief Executive Officer and a Director of Lux Products Corporation, a position he has held since 1991. Mr. DeLuca was President, Chairman of the Board, Chief Executive Officer and a former owner of Bradford-White Corporation, a manufacturer of plumbing products from 1982 to the end of 1991. Presently, Mr. DeLuca serves as a Director of BWC - West, Inc., Bradford -White International.

         Richard Kaufman is a private investor. From 1982 until the present, he has been self-employed and involved in making and managing investments for his own benefit. From 1976 to 1982, Mr. Kaufman was President and Chief Operating Officer of Morlan International, Inc., a cemetery and financial services conglomerate. From 1970 to 1976, Mr. Kaufman served as a Director and Vice President-Real Estate and Human Services Division of Texas International, Inc., an oil and gas conglomerate.

         Jerome Miller, D.O., is currently the medical director of GE Financial Assurance Co., a position he has held since August of 2001. From February 1996 through July 2001, Dr. Miller was a physician in the FRD Health System. Prior to that time, Dr. Miller was a private practitioner.

         Harold E. Sussman is currently a partner in the real estate firm of Lanard & Axilbund, Inc., a major commercial and industrial real estate brokerage and management firm in the Delaware Valley - Pennsylvania, Fort Lauderdale and Miami, Florida, with which he has been associated since 1972.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

Board, Committees and Attendance at Meetings

         The Board of Directors of the Company held seven meetings during the fiscal year ended June 30, 2002. During fiscal 2002, no director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Board of Directors on which he served. The following is a description of each of the committees of the Board of Directors of the Company.

         Audit Committee. The members of the Audit Committee are Messrs. DeLuca, Sussman and Becker. The Audit Committee reviews the Company's audited financial statements and makes recommendations to the Board concerning the Company's accounting practices and policies and the selection of independent accountants. The Audit Committee met seven times during the year ended June 30, 2002.

         All members of the audit committee are independent as defined in NASDAQ Rule 4200(a)(15).

         Compensation Committee. The members of the Compensation Committee are Messrs. Becker, DeLuca and Miller. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the executive officers and administers the Company's stock option and other stock-based compensation plans. The Compensation Committee met five times during the year ended June 30, 2002.

         Finance Committee. The members of the Finance Committee are Messrs. Santilli, Becker and DeLuca. The Finance Committee monitors and makes suggestions as to the interest rates paid by the Company on its debt instruments, develops guidelines and sets policy relating to the amount and maturities of investments to be accepted by the Company and performs cash management functions. The Finance Committee met five times during the year ended June 30, 2002.

         Executive Committee. The members of the Executive Committee are Messrs. Santilli, Kaufman and Becker. The Executive Committee is empowered by the Board to act in its stead between meetings of the Board. The Executive Committee did not meet during the year ended June 30, 2002.

Audit Committee Report

         In August 2002, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with its independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and a confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission (the "SEC") that incorporates by reference all or any portion of this Proxy Statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

                               The Audit Committee

  Michael DeLuca                Leonard Becker              Harold E. Sussman

Compensation of Directors

         General. During fiscal 2002, non-employee directors of the Company received an annual stipend of $50,000 and $2,000 for each meeting attended. Mr. Santilli, the only director who is also an officer of the Company, does not receive any separate fee for acting in his capacity as a director.

         1995 Non-Employee Director Plan. The Company adopted the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Non-Employee Director Plan") in order to attract, retain and motivate non-employee directors and to encourage such individuals to increase their ownership interest in the Company. The 1995 Non-Employee Director Plan was adopted by the Board of Directors on September 12, 1995 and became effective upon its ratification by the stockholders at the annual meeting held on May 31, 1996. This plan provided for the award of options to purchase up to 171,517 shares (as adjusted for the Stock Dividend) of the Company's Common Stock from the Company's authorized but unissued shares. The Compensation Committee has determined that no additional options shall be granted under this 1995 Non-Employee Director Plan.

         The 1995 Non-Employee Director Plan is administered by the Board of Directors of the Company who shall have the exclusive right to determine the amount and conditions applicable to the options issued pursuant to such plan. Any non-employee director of the Company or its subsidiaries is eligible to participate in such plan.

         Options granted under the 1995 Non-Employee Director Plan are not Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Options that do not qualify as Incentive Stock Options are referred to as Non-Qualified Stock Options in this document. The exercise price of the stock options granted under the 1995 Non-Employee Director Plan shall be equal to the fair market value of the Company's Common Stock on the date of grant. Except in the event of death or disability of the director as described below, all options granted pursuant to the 1995 Non-Employee Director Plan are exercisable during the lifetime of the director only by the director and may not be exercised more than ten years from the date of the grant. Unless terminated earlier as provided in the 1995 Non-Employee Director Plan, all unexercised options terminate three months following the date on which an optionee ceases to be a director of the Company but in no event shall an option be exercisable after ten years from the date of grant thereof. In the event that a non-employee director dies or becomes disabled during the option term, the director's executor or legal guardian, as applicable, may exercise such option during the three month period following such event to the same extent that the director was entitled to exercise such option prior to his death or disability but in no event later than ten years from the date of grant.

         In connection with the adoption of such plan, each non-employee director of the Company received an initial option award to purchase 28,585 shares of Common Stock at an exercise price of $3.94 per share (as adjusted for the Stock Dividend). In addition, on October 22, 1996, the Board of Directors awarded each non-employee director an option to purchase 6,352 shares of the Company's Common Stock, at an exercise price of $13.97 per share (as adjusted for the Stock Dividend). No additional options have been awarded under this plan.

Executive Compensation

         The following table sets forth information regarding compensation paid by the Company and its subsidiaries to the Chief Executive Officer and each Named Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                         Annual Compensation                       Compensation Awards
                                ----------------------------------------- ------------------------------------------
                                                                 Other                 Securities
                                                                 Annual   Restricted   Underlying
            Name and            Fiscal                        Compensation  Stock       Options/         All Other
       Principal Position        Year     Salary     Bonus        (1)      Award(s)    SARS(#)(2)       Compensation
---------------------------     ------  --------- ---------   ------------ ---------   ----------       -------------
Anthony J. Santilli             2002    $ 710,844 $ 694,313      --         --          12,100 (3)        $1,988 (9)
Chairman, President, Chief      2001      639,688   989,688      --         --          12,100 (4)         1,988
Executive Officer, Chief        2000      548,438   575,000      --         --          12,100 (5)         2,313
Operating Officer and
Director of ABFS

Beverly Santilli                2002    $ 494,500 $ 483,000      --         --               0            $1,360 (9)
President, ABC and First        2001      445,000   620,000      --         --               0               584
Executive                       2000      381,125   400,000      --         --          24,200 (7)         2,313
Vice President and Secretary
of ABFS

Jeffrey M. Ruben                2002    $ 354,750 $ 177,375      --         --               0            $1,988 (9)
Executive Vice President and    2001      322,500   161,250      --         --          24,200 (6)         2,100
Assistant Secretary of ABFS     2000      287,500   150,000      --         --          24,200 (7)         2,313

Albert W. Mandia                2002    $ 403,125 $ 201,563      --         --               0            $1,988 (9)
Executive Vice President -      2001      366,250   170,000      --         --          24,200 (6)         1,506
Finance and Chief Financial     2000      340,000   183,125      --         --          24,200 (7)         1,204
Officer of ABFS


Milton Riseman                  2002    $ 376,250 $ 188,125      --         --               0             $ 729 (9)
Chairman of the Consumer        2001      346,250   173,125      --         --               0               729
Mortgage                        2000      335,000   100,000      --         --           8,318 (8)         1,919
Group of ABFS

----------

(1) Excludes perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of each officer's total salary and bonus.

(2) Share and exercise price information contained in this table has been adjusted as a result of the Stock Dividend.

(3) Represents an option to purchase 12,100 shares of Common Stock granted to Mr. Santilli in fiscal 2002 at an exercise price of $14.46.

(4) Represents an option to purchase 12,100 shares of Common Stock granted to Mr. Santilli in fiscal 2001 at an exercise price of $5.27 per share.

(5) Represents an option to purchase 12,100 shares of Common Stock granted to Mr. Santilli in fiscal 2000 at an exercise price of $10.74 per share. This option expired unexercised in October 2002.

(6) Represents an option to purchase 24,200 shares of Common Stock granted at an exercise price of $5.06 per share. Such option will vest at a rate of 20% per year over a five-year period, with the first portion vested on January 2, 2002, the first anniversary date of the grant.

(7) Represents an option to purchase 24,200 shares of Common Stock granted at an exercise price of $10.74 per share. Such option will vest at a rate of 20% per year over a five-year period with the first portion vested on October 1, 2000, the first anniversary of the date of grant.

(8) Represents an option to purchase 8,318 shares of Common Stock at an exercise price of $10.74 granted to Mr. Riseman in fiscal 2000. Such option will vest at a rate of 20% per year over a five-year period with the first portion vested on October 1, 2000.

(9) Represents the Company's contributions to the 401(k) Plan on behalf of each Named Officer.

         Executive Management Incentive Plan. During fiscal 1997, the Board of Directors adopted an Executive Management Incentive Plan for the benefit of certain officers of the Company and its subsidiaries, including certain of the Company's executive officers. The plan, which was amended in fiscal 2002, is intended to motivate management toward the achievement of the Company's business goals and objectives by rewarding management in the form of annual bonuses if certain established Company and individual goals are attained. No bonus is payable under this plan unless the corporate financial goals are reached, subject to exceptions at the Board's discretion. Selected officers at the level of Senior Vice President and above are eligible to participate in the plan. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and Company goals pursuant to a formula under which various factors are weighted with the maximum award based upon the selected officer's position and contribution to the Company's overall performance. Bonuses may be prorated to the extent an eligible participant has not been employed by the Company for a full 12-month period and may be paid in the form of cash and/or Common Stock. The Executive Management Incentive Plan does not include Messrs. Santilli, Mandia and Ruben and Mrs. Santilli as their annual cash bonus is determined in accordance with the terms of their respective employment agreements.

         1993 Stock Option Plan. In 1993, the Company adopted, and the stockholders approved, the Company's Amended and Restated Stock Option Plan (the "1993 Stock Option Plan"). The 1993 Stock Option Plan provided for the award of options to purchase up to an aggregate of 876,645 shares of Common Stock (as adjusted for the Stock Dividend). Officers and key employees of the Company who are in positions in which their decisions, actions and counsel will have a significant impact upon the profitability and success of the Company are eligible to receive options under the 1993 Stock Option Plan. Options granted under the 1993 Stock Option Plan may be Incentive Stock Options, or Non-Qualified Stock Options.

         The 1993 Stock Option Plan is administered by the Compensation Committee which is comprised of three or more members of the Board of Directors of the Company, each of whom must meet certain requirements imposed by SEC regulations and the Internal Revenue Code. The Compensation Committee has the discretion to interpret the provisions of the 1993 Stock Option Plan; to determine the persons to receive options under the 1993 Stock Option Plan; to determine the type of awards to be made and the amount, size and terms of each such award, to determine the time when awards shall be granted; and to make all other determinations necessary or advisable for the administration of the 1993 Stock Option Plan.

         Options granted under the 1993 Stock Option Plan may be options intended to qualify under Section 422 of the Internal Revenue Code ("Incentive Stock Options"), or Non-Qualified Stock Options. The 1993 Stock Option Plan requires the exercise price of all stock options to be at least equal to the fair market value of the Common Stock on the date of the grant. Except as set forth below, all options granted pursuant to the 1993 Stock Option Plan are exercisable in accordance with a vesting schedule which is established at the time of grant and may not be exercised more than ten years from the date of the grant. No individual may receive more than 75% of the shares reserved for issuance under the 1993 Stock Option Plan.

         The following rules apply to Incentive Stock Options awarded under the Company's Stock Option Plans. In the case of Incentive Stock Options granted to a stockholder owning, directly or indirectly, in excess of 10% of the Common Stock, the option exercise price must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and such options may not be exercised more than five years from the date of grant. Payment of the exercise price for options granted under the 1993 Stock Option Plan may be made in cash, shares of Common Stock, or a combination of both as determined by the Compensation Committee. Additionally, the maximum aggregate fair market value of the shares of Common Stock (determined when the Incentive Stock Option is granted) with respect to which Incentive Stock Options are first exercisable by an employee in any calendar year cannot exceed $100,000.

         All options granted pursuant to the 1993 Stock Option Plan are exercisable in accordance with a vesting schedule which was set by the Compensation Committee at the time of grant. The Compensation Committee may in its sole discretion, provide in an option agreement the circumstances under which the option shall become immediately exercisable and may accelerate the date on which all or any portion of an option may be exercised. All unexercised Incentive Stock Options terminate three months following the date on which an optionee's employment by the Company terminates, other than by reason of disability or death. An exercisable option held by an optionee who dies or who ceases to be employed by the Company because of disability may be exercised by the employee or his representative within one year after the employee dies or becomes disabled (but not later than the scheduled option termination date). No option granted under the 1993 Stock Option Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution. Except in the event of death or disability, all options granted under the 1993 Stock Option Plan are exercisable during the lifetime of an optionee, and are exercisable only by such optionee.

         The 1993 Stock Option Plan provides for adjustments to the number of shares subject to outstanding options and to the exercise price of such outstanding options in the discretion of the Compensation Committee in the event of a declaration of a stock dividend, distribution or other offering of shares, merger, consolidation, split up, combination, exchange, or recapitalization.

         The Compensation Committee may amend or terminate the 1993 Stock Option Plan at any time except that the Compensation Committee may not amend the 1993 Stock Option Plan without stockholder approval to (i) increase the number of shares which may be issued under the 1993 Stock Option Plan (other than pursuant to Section 14 of the 1993 Stock Option Plan); (ii) change the minimum option price (other than pursuant to Section 14 of the 1993 Stock Option Plan); (iii) extend the term of the 1993 Stock Option Plan; or (iv) extend the period during which an option may be exercised or changed. In addition, no amendment or modification to the 1993 Stock Option Plan shall impair the rights of any optionee under any previously granted award without the consent of such optionee. The Compensation Committee has determined that no additional options shall be granted under the 1993 Stock Option Plan.

         1999 Stock Option Plan. Under the Amended and Restated 1999 Stock Option Plan, an aggregate of 825,000 shares (as adjusted for the Stock Dividend) of Common Stock was authorized for issuance as of June 30, 2002. As of June 30, 2002, 236,024 shares of Common Stock (as adjusted for the Stock Dividend) were available for issuance as new grants.

         All officers, directors, important consultants and key employees of the Company and of any present or future Company parent or subsidiary corporation are eligible to receive an option or options under the 1999 Stock Option Plan. Options granted under the 1999 Stock Option Plan may be Incentive Stock Options or Non-Qualified Stock Options. For a discussion of the rules that apply to Incentive Stock Options, see "-- 1993 Stock Option Plan."

         The 1999 Stock Option Plan is administered by the Board of Directors of the Company, or a Compensation Committee appointed by the Company's Board of Directors, consisting of a minimum of two and a maximum of five members of the Board of Directors, each of whom is a "Non-Employee Director" as defined in SEC Regulations. The term "Committee" refers to either the Company's Board of

Directors or this committee. The Committee is responsible for administration of the 1999 Stock Option Plan and has the right to construe the 1999 Stock Option Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 1999 Stock Option Plan and the options issued pursuant to it.

         The 1999 Stock Option Plan provides that the maximum number of options which may be awarded to any single optionee under the 1999 Stock Option Plan shall be no more than is equal to 90% of the shares reserved for issuance under the 1999 Stock Option Plan. Except as otherwise provided by the SEC Regulations, the 1999 Stock Option Plan provides that the Committee at the time of grant of a Non-Qualified Stock Option may provide that such stock option is transferrable to any "family member" (as defined in the 1999 Stock Option Plan) of the optionee by gift or qualified domestic relations order.

         All options granted pursuant to the 1999 Stock Option Plan are exercisable in accordance with a vesting schedule (if any) which is set by the Committee at the time of grant. The Committee also determines the expiration date of an option at the time of the grant, but in no event will an option be exercisable after the expiration of ten years from the date of grant of the option. All unexercised options terminate three months following the date on which an optionee's employment with the Company terminates, other than by reason of disability or death. An exercisable option held by an optionee who dies or who ceases to be employed by the Company because of disability may be exercised by the employee or his representative within one year after the employee dies or becomes disabled (but not later than the scheduled option termination date). The Committee may, in its sole discretion, provide in an option agreement the circumstances under which the option shall become immediately exercisable and may accelerate the date on which all or any portion of an option may be exercised. The option price for options issued under the 1999 Stock Option Plan shall be at least equal to the fair market value of the Company's Common Stock on the date of grant of the option.

         The 1999 Stock Option Plan provides for adjustments to the number of shares subject to outstanding options and to the exercise price of such outstanding options in the discretion of the Committee in the event of a declaration of a stock dividend, distribution or other offering of shares, merger, consolidation, transfer of assets, reorganization, split up, combination or recapitalization.

         Unless terminated earlier by the Board of Directors, the 1999 Stock Option Plan will remain in effect until all awards granted under 1999 Stock Option Plan have been satisfied by the issuance of shares provided that no new awards may be granted under such 1999 Stock Option Plan more than ten years from of the date the 1999 Stock Option Plan was adopted by the Company. Except as required by applicable law, the Board of Directors may amend or supplement the 1999 Stock Option Plan, including the form of option agreement, in any way, or suspend or terminate such plan at any time, as determined by the Board of Directors without the approval of stockholders; provided, however, that such action shall not affect options granted under the 1999 Stock Option Plan prior to the actual date on which such action occurred.

         2001 Stock Incentive Plan. Under the 2001 Stock Incentive Plan ("2001 Plan"), 165,000 shares are authorized for issuance. As of June 30, 2002, no shares of Common Stock were issued and outstanding under the 2001 Plan. All officers at the level of assistant vice president and above as well as certain other employees of the Company and of any present or future Company parent or subsidiary corporation selected by the Compensation Committee are eligible to receive awards of stock under the 2001 Plan.

         Under the 2001 Plan, the Compensation Committee has the authority, in its discretion, to grant awards entitling the participant to receive a stated number shares of the Company's Common Stock, which awards may be subject to restrictions or forfeiture for a period of time as stipulated by the

Compensation Committee. The dollar value of awards granted under the 2001 Plan is based upon the fair market value of the Company's Common Stock on the date of grant. Subject to the limitations of the 2001 Plan, the awards made to officers at the level of assistant vice president and above will be based upon corporate, departmental and individual performance criteria developed by the Compensation Committee pursuant to the guidelines described in the 2001 Plan. Awards made to other employees under the 2001 Plan will be based upon criteria established by the Compensation Committee from time to time.

         The 2001 Plan is administered by the Compensation Committee appointed by the Company's Board of Directors, consisting of a minimum of two and a maximum of five members of the Board of Directors, each of whom is a "Non-Employee Director" as defined in SEC Regulations. The Compensation Committee is responsible for administration of the 2001 Plan and has the right to construe the 2001 Plan and the awards issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of the 2001 Plan and the awards issued pursuant to it.

         The 2001 Plan provides that the maximum number of shares of Common Stock which may be awarded to any single individual under the 2001 Plan is 50% of the shares reserved for issuance under the 2001 Plan. Additionally, the Committee will not grant any awards during any fiscal year in which the Company fails to achieve its financial goals. The Compensation Committee will reduce the aggregate amount of any award it makes to a participant under the 2001 Plan by the amount of any bonus, in cash or other compensation, paid to that participant under the Company's Executive Management Incentive Plan.

         All awards of Common Stock granted pursuant to the 2001 Plan may be subject to vesting for a period of time and will become unrestricted under the 2001 Plan in accordance with a vesting schedule, if any, set by the Compensation Committee at the time of grant. Under the terms of the 2001 Plan, the Compensation Committee may also establish an additional period time during which the participant must hold the vested shares prior to resale. During the restricted period, if any, the participant shall have the right to vote the shares subject to the award. Pursuant to the terms of the 2001 Plan, the Company will defer the payment of cash dividends to the participant on any unvested shares until the shares vest and are no longer subject to the restrictions. The Company will hold any deferred cash dividends for the account of the participant and will pay interest on the deferred dividends at a rate determined by the Compensation Committee.

         All unvested awards terminate immediately upon termination of the participant's employment with the Company, other than by reason of disability or death. If the participant ceases to be employed by the Company because of death or disability, any unvested awards will immediately vest. Additionally, unless the Compensation Committee provides otherwise, if the participant's employment with the Company is involuntarily terminated for any reason, except for cause, during an 18 month period after a change in control of the Company (as defined in the 2001 Plan), the shares of Common Stock subject to the participant's award will fully vest and no longer be subject to the restrictions under the 2001 Plan. The Compensation Committee has the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any restrictions under the circumstances described in the 2001 Plan.

         The 2001 Plan provides for adjustments to the number of shares issuable under the 2001 Plan in the discretion of the Compensation Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or other exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company. Any additional shares of Common Stock or other securities received by the participant as a result of the type of event described above will be subject to the same restrictions applicable to the original award.

         The Board of Directors may amend or supplement the 2001 Plan, including the form of agreement evidencing the award, in any way, or suspend or terminate such plan at any time, as determined by the Board of Directors without the approval of stockholders; provided, however, that such action shall not affect awards granted under the 2001 Plan prior to the actual date on which such action occurred. Unless terminated earlier by the Board of Directors, the 2001 Plan shall continue in effect for a period of ten years or until all shares subject to awards have been granted and any restrictions applicable to such shares lapse.

         The following table sets forth information regarding options exercised by the Named Officers during fiscal 2002 under the Company's Stock Option Plans and the option values of options held by such individuals at fiscal year end.

              AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                                     Number of Securities
                                                                          Underlying        Value of Unexercised
                                                                         Unexercised             In-the-Money
                                                                    Options/SARs at Fiscal    Options / SARs at
                                                                           Year End            Fiscal Year End
                                 Shares Acquired                         Exercisable/            Exercisable/
             Name                  On Exercise    Value Realized($)   Unexercisable (1)       Unexercisable (2)
-----------------------------    ---------------  -----------------  ----------------------  -------------------
Anthony J. Santilli..........          --               --               59,137/0               $220,786/$0
Chairman, President, Chief
Executive Officer, Chief
Operating Officer and
Director of ABFS (3)

Beverly Santilli.............          --                --              36,752/9,680               --/--
President of ABC and First
Executive Vice President and
Secretary of ABFS (4)

Jeffrey M. Ruben.............          --                --             41,592/29,040          $22,738/$90,954
Executive Vice President and
Assistant Secretary of
ABFS (5)

Albert W. Mandia.............          --                --             32,064/32,216          $22,738/$90,954
Executive Vice President -
Finance and Chief Financial
Officer of ABFS (6)

Milton Riseman...............          --                --              14,518/9,680               --/--
Chairman of Consumer Mortgage
Group of ABFS (7)

----------

(1) Shares subject to options and exercise prices in the table above are as of June 30, 2002 and have been adjusted to reflect the Stock Dividend. The actual number of shares subject to these options as well as the exercise price was adjusted on September 13, 2002 as a result of the Stock Dividend.

(2) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options granted based upon the closing sales price per share of $9.76 on June 28, 2002.

(3) The exercise prices of options to purchase 28,585 shares, 6,352 shares, 12,100 shares and 12,100 shares are $3.94 per share, $13.97 per share, $5.27 per share and $14.46 per share, respectively. Such options are all currently exercisable.

(4) The exercise prices of the options to purchase 15,880 shares, 6,352 shares and 24,200 shares are $15.74 per share, $18.50 per share and $10.74 per share, respectively. Such options vest at a rate of 20% of the initial award per year over a five-year period commencing on February 13, 1998, September 30, 1998 and October 1, 2000, respectively.

(5) The exercise prices of the options to purchase 15,880 shares, 6,352 shares, 24,200 shares, 24,200 shares are $15.74 per share, $18.50 per share, $10.74 per share and $5.06 per share, respectively. Such options vest at a rate of 20% of the initial award per year over a five year period commencing on February 13, 1998, September 30, 1998, October 1, 2000 and January 2, 2002, respectively.

(6) The exercise prices of options to purchase 15,880 shares, 24,200 and 24,200 shares are $18.10 per share, $10.74 per share and $5.06 per share, respectively. Such options vest at a rate of 20% of the initial award per year over a five-year period commencing June 1, 1999, October 1, 2000 and January 2, 2001, respectively.

(7) The exercise prices of options to purchase 15,880 and 8,318 shares of Common Stock are $10.23 per share and $10.74 per share, respectively. Such options vest at a rate of 20% per year over a five-year period commencing on June 15, 2000 and October 1, 2000, respectively.

         The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Officers during fiscal 2002. The 1993 Stock Option Plan and the 1999 Stock Option Plan do not provide for the grant of stock appreciation rights ("SARs").

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                                        Number of     % of Total
                                       Securities    Options/SARs                               Black Scholes
                                       Underlying     Granted to   Exercise or                    Grant Date
                                      Options/SARs   Employees in   Base Price                     Present
                Name                 Granted (#)(1)   Fiscal Year     ($/sh)   Expiration Date  Value ($) (2)
-------------------------------------------------------------------------------------------------------------
Anthony J. Santilli                      12,100          12.3%        $14.46       10/01/06         $5.13
Chairman, President, Chief Executive
Officer, Chief Operating Officer and
Director of ABFS

Beverly Santilli                           --             --           --            --              --
President of ABC and First Executive
Vice President and Secretary of ABFS

Jeffrey M. Ruben                           --             --           --            --              --
Executive Vice President and
Assistant Secretary of ABFS

Albert W. Mandia                           --             --           --            --              --
Executive Vice President - Finance
and Chief Financial Officer of ABFS

Milton Riseman                             --             --           --            --              --
Chairman of Consumer Mortgage Group
of ABFS

----------
(1) The information in this table has been adjusted to reflect the Stock
    Dividend.

(2) The Company utilized the Black-Scholes option pricing model. The Company's use of this model should not be construed as an endorsement of its accuracy for valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period. The following Black-Scholes assumptions were utilized:

                  Risk-free interest rate                 3.49%
                  Dividend yield                          2.25%
                  Expected life                         3 years
                  Market price at grant                  $14.16
                  Expected volatility                     50.0%

Employment Agreements

         On January 29, 1997, the Company entered into employment agreements with each of Anthony J. Santilli, Beverly Santilli and Jeffrey M. Ruben pursuant to which their initial annual base salaries were $300,000, $200,000 and $125,000, respectively. The employment agreements with Mr. and Mrs. Santilli were subsequently amended in October 1997. The salaries of Mr. and Mrs. Santilli are subject to increase but not decrease, on an annual basis based upon the Consumer Price Index and may also be increased from time to time by the Compensation Committee for Mr. Santilli and from time to time for Mrs. Santilli by Mr. Santilli based on the recommendations of the Compensation Committee. Mr. Ruben's salary is subject to increase on an annual basis based upon the Consumer Price Index and may also be increased from time to time by Mr. Santilli. Once increased, Mr. Ruben's salary may not be decreased following a "change in control" of the Company. The employment agreements are designed to assist the Company in maintaining a stable and competent management team. Certain of the terms of such agreements, including the amendments, are described below.

         Each agreement terminates upon the earlier of: (a) the employee's death, permanent disability, termination of employment for cause, voluntary resignation or seventieth birthday or (b) the later of: (i) the fifth year anniversary of the execution of the agreement (or three years in the case of Mr. Ruben); or (ii) five years from any anniversary date of an agreement (or three years in the case of Mr. Ruben). Notwithstanding the preceding, if the Company notifies: (a) Mr. or Mrs. Santilli of its intent to terminate their respective employment without cause during the term of their respective agreements, their agreements terminate five years from the date of the notice, or (b) Mr. Ruben of its intent to terminate his employment without cause during the term of his agreement, his agreement would terminate three years from the date of such notice except that while Mr. Santilli is Chief Executive Officer of the Company, the Company may terminate Mr. Ruben without cause upon payment to Mr. Ruben of an amount equal to his then current annual base salary.

         The employment agreements with each of Mr. and Mrs. Santilli also provide for a cash payment to each employee equal to 299% of the last five years' average annual compensation as calculated in accordance with Section 280G of the Internal Revenue Code, (in addition to any other payments and benefits due under the agreements) in the event of a "change in control" (as defined in such agreements), of the Company during the term of the agreements to which such employee does not consent in such individual's capacity as a director or stockholder of the Company. Mr. Ruben's agreement provides for a similar cash payment only if his employment is terminated in the event of a "change in control," which payment shall be in lieu of any additional payment which may be due pursuant to the terms of his agreement. The agreements with Mr. Ruben and Mrs. Santilli also provide that in the event of a "change in control" of the Company, each employee's stock options shall vest in full (provided, that in the case of Mrs. Santilli, she does not consent to such "change in control"). The vesting of options and the receipt of other payments and benefits provided for under the agreements upon a "change in control" of the Company may subject an employee to the payment of an excise tax equal to 20% of all payments contingent upon a "change in control" made in excess of the employee's base compensation. Under the terms of the agreements, in such event the Company will pay the employees an additional amount such that the net amount of payments retained by the employees after the payment of any excise tax and any federal, state and local income and employment taxes and the excise tax on the additional amount paid by the Company shall be equal to the total payments or benefits to be received by the employees under their respective agreements. The Company is not entitled to a deduction for any payments subject to the excise tax made to employees pursuant to the terms of the agreements. For purposes of all of the employment agreements, a "change in control" of the Company shall include: (a) a change in the majority of the members of the Board of Directors within a two-year period, excluding a change due to the voluntary retirement or death of any board member (with respect to Mr. Ruben's agreement, no "change in control" as a result of a change in the majority of the directors will be deemed to occur under the terms of his agreement if Mr. Santilli remains Chairman of the Board), or (b) a person or group of persons acting in concert (as defined in Section 13(a) of the Exchange Act) acquires beneficial ownership, within the meaning of Rule 13(d)(3) of the Rules and Regulations of the SEC promulgated pursuant to the Exchange Act, of a number of voting shares of the Company which constitutes
(i) 50% or more of the Company's shares voted in the election of directors, or
(ii) more than 25% of the Company's outstanding voting shares. Based upon their current salaries, if Mr. and Mrs. Santilli and Mr. Ruben had been terminated as of June 30, 2002 under circumstances entitling them to change in control payments (excluding the value realized upon the exercise of options or any excise tax and other payments described above, which amounts may vary based upon a variety of factors, including but not limited to, the acquisition price and the timing of the change in control), Mr. Santilli, Mrs. Santilli and Mr. Ruben would have been entitled to receive a lump sum payment of approximately $3,604,427, $2,427,192 and $1,208,802, respectively. In addition, Mr. and Mrs.
Santilli's agreements would continue to be in force for the remainder of their term as described above.

         Each employment agreement also prohibits the employee from divulging confidential information regarding the Company's business to any other party and prohibits the employee, during the term of the agreement, from engaging in a business or being employed by a competitor of the Company without the prior written consent of the Company. The Company may extend the non-compete provisions of any of the agreements at its option (or in the case of Mr. Ruben, with his consent) for up to one year following the termination of such agreement upon payment to the employee of an amount equal to the highest annual salary and bonus received by the employee during any fiscal year during the term of the agreement; provided, however, that the non-compete provisions of Mr. Ruben's contract shall be automatically extended for one year in the event he is terminated without cause and receives a severance payment pursuant to the terms of his agreement unless he returns a pro rata portion of the severance payment received from the Company.

         The employment agreements with Mr. and Mrs. Santilli also provide for the payment of an annual cash bonus if the Company meets at least eighty percent (80%) of the targets established by the Board. Mr. Ruben's agreement provides that his participation in the Company's annual cash bonus plan is established by the Board. Each employment agreement also provides the employees with certain other benefits including an allowance for a company car for each of Mr. and Mrs. Santilli, payment of certain life, health (including the payment of health insurance benefits for the family of Mr. and Mrs. Santilli) and disability insurance payments and reimbursement for all reasonable expenses incurred by the employee in the performance of his or her duties. In the event Mr. Santilli becomes disabled (as defined in the agreement) during the term of his agreement, such employment agreement also provides for the payment of monthly disability payments to him in an amount equal to his monthly salary prior to the disability less any disability benefits received by Mr. Santilli pursuant to any disability insurance paid for, in whole or in part, by the Company for the period of his disability, but in no event beyond the date Mr. Santilli reaches 65 years of age.

         The Company entered into a letter agreement with Albert Mandia in connection with his employment as Chief Financial Officer of the Company. The agreement, as amended, provides that Mr. Mandia shall receive an initial annual base salary of $275,000 and shall be eligible to receive a bonus of up to 50% of his annual salary if the Company achieves certain goals as described in the Management Incentive Plan. Mr. Santilli may increase Mr. Mandia's annual base salary from time to time. The agreement also provides Mr. Mandia with certain other benefits including a car allowance and life insurance. Mr. Mandia also received options to purchase 13,125 shares of the Company's Common Stock. If Mr. Mandia's employment is terminated for any reason, except for cause as defined in the letter agreement, he will be entitled to receive one year's base salary. The Company and Mr. Mandia are also parties to a supplementary letter agreement dated October 1, 1998. This supplementary letter agreement provides that Mr. Mandia shall be paid a certain sum in the event his employment is terminated after a change in control. In the event of a change in control, Mr. Mandia will receive two times: (a) his highest annual salary ($412,500) for the twelve month period preceding the termination of his employment and (b) his highest annual bonus paid in any of the three fiscal years preceding termination. A change in control is defined in the supplementary letter agreement as: (a) a merger or consolidation except where the Company would retain 75% voting power after giving effect to such merger or consolidation or where an employee group (then existing management and employees) would control 20% of the voting securities after giving effect to the merger or consolidation; (b) all or substantially all of the assets of the Company are sold or liquidated pursuant to a plan approved by the stockholders of the Company except if an employee group would retain at least 20% of such assets after giving effect to such plan; (c) the acquisition of 50% or more of the voting securities of the Company then outstanding except if such acquisition was by an employee group or pursuant to an agreement negotiated with the Company; or (d) the majority of the Board of Directors is replaced during any 24 month period (excluding voluntary resignations and placements made by the Board of Directors or an employee group). The payments are not payable under the supplementary agreement if Mr. Mandia is terminated for cause, however he is still entitled to the payments related to a change in control in the event that he resigns within twenty four months of a change in control because of a material reduction in his salary or benefits, a material change in his job responsibilities, a request to relocate that would increase his commute by more than 50 miles or the failure of the Company to expressly assume the supplementary agreement after a change in control. If a change in control was to occur as of the Record Date and his employment terminated, Mr. Mandia would be entitled to a payment of $1,237,500.

         The Company entered into an employment agreement with Milton Riseman in connection with his employment as Chairman, Consumer Mortgage Group. The agreement provides that Mr. Riseman shall receive an annual salary of $335,000 per year and shall be eligible to receive a bonus of up to 50% of his base salary, if the Company achieves certain goals as described in the Management Incentive Plan. The agreement also provides Mr. Riseman with a car allowance and the customary benefits afforded Company employees.


              PROPOSAL 2 - APPROVAL AND ADOPTION OF AN AMENDMENT TO
             AND RESTATEMENT OF THE AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION

         Subject to stockholder approval at the Annual Meeting, the Company's Board of Directors has adopted an amendment to the Company's Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of preferred stock from 1,000,000 to 3,000,000 shares (the "Amendment"). The Board of Directors also proposed to restate the Amended and Restated Certificate of Incorporation to include this amendment. The complete text of the proposed Amended and Restated Certificate of Incorporation is included as Appendix A to this proxy statement.

         Required Vote. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is necessary to approve this Proposal 2. As of the Record Date, there were no shares of preferred stock outstanding.

         Purpose of Changes to Authorized Stock. The Company's current Amended and Restated Certificate of Incorporation provides for 10,000,000 authorized shares consisting of 9,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.

         If this Proposal 2 is approved by the stockholders at the Annual Meeting, the Company's new Amended and Restated Certificate of Incorporation will provide for 12,000,000 authorized shares consisting of 9,000,000 shares of Common Stock and 3,000,000 shares of preferred stock. The Company's Board of Directors believes that it is in the Company's best interest to increase the number of shares of preferred stock that it is authorized to issue in order to provide for future issuances of stock. The Board of Directors also believes that the availability of additional authorized shares of preferred stock will provide it with the flexibility to issue preferred stock instead of Common Stock or debt securities for any proper corporate purpose which may be identified in the future, such as to raise equity capital, redeem outstanding debt or acquire other companies, although no such acquisitions are currently contemplated.

         The Company's Amended and Restated Certificate of Incorporation currently authorizes the Board of Directors to approve the issuance of one or more series of preferred stock and to establish rights, preferences and designations of any class of preferred stock, as well as the qualifications, limitations and restrictions, if any, as the Board of Directors may deem appropriate. No further stockholder approval is required for the authorization and issuance of preferred stock unless otherwise required by applicable laws or by the rules of the Nasdaq National Market System. The terms of the preferred stock may include preferential dividend rights, voting rights and liquidation rights. The Board of Directors believes that this flexibility is necessary in order to enable it to tailor the specific terms of any series of preferred stock that may be issued in the future to meet market conditions and financing or acquisition opportunities as they arise without the expense, delay and uncertainty that may be encountered in calling a meeting of the Company's stockholders to approve the terms of any specific series of preferred stock. The Board of Directors also believes that as a practical matter in today's financial markets it is seldom practicable to delay potential issuances of preferred stock for the period that would be necessary to obtain stockholder approval of any particular series of preferred stock.

         The Board of Directors will have broad discretion with respect to designating and establishing the terms of each series of preferred stock prior to its issuance. The Board of Directors has authority to set or change the dividend rate, if any, time of payment and whether dividends are cumulative on any shares of preferred stock. As a result, the holders of preferred stock may receive payment of dividends at times when no dividends are paid on the Company's Common Stock or the amount of any dividends paid on the Company Common Stock may be less than the amount paid on such preferred stock. The Board of Directors will also have authority to determine whether any shares of preferred stock will have voting rights in addition to the voting rights provided by law and, if so, the extent of such rights, including without limitation, the right to elect one or more members of our Board of Directors at all times or upon non-payment of dividends for a specified period of time. The Board of Directors will also have authority to determine (i) whether shares of a series of preferred stock will be redeemable and, if so, the redemption price, sinking fund provisions and other terms and conditions for redemption; (ii) whether shares of a series of preferred stock will be convertible into or exchangeable for shares of Common Stock or any other preferred stock and, if so, the terms and conditions of such conversion or exchange; and (iii) the liquidation rights of such shares in the event of our liquidation, dissolution, or winding up which may be prior in right of payment to the rights of holders of Common Stock. Accordingly, this solicitation may be the only opportunity for the Company's stockholders to take action in connection with the issuance of shares of preferred stock. Further, under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the Amendment.

         If the amendment to the Amended and Restated Certificate of Incorporation is approved by stockholders at the Annual Meeting, the first paragraph of Article fourth will be revised to read as follows:

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,000,000 shares, consisting of 3,000,000 shares of Preferred Stock, par value $.001 per share, as more fully described in Section A below (the "Preferred Stock"), and 9,000,000 shares of Common Stock, par value $.001 per share, as more fully described in Section B below (the "Common Stock").

The Amended and Restated Certificate of Incorporation will also be amended and restated to read in the form attached as Appendix A.

         Dilutive and other Effects of Potential New Stock Issuances. The Company's stockholders generally do not have preemptive rights with respect to its common or preferred stock. Should the Board of Directors elect to issue additional shares of preferred stock, existing stockholders would not have any preferential rights to purchase these shares.

         It is not possible to determine the actual effect of an issuance of preferred stock on the rights of existing stockholders until the Board of Directors determines the rights of the holders of any series of additional preferred stock. Nevertheless, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of preferred stock are given voting rights; (iii) dilution of the equity interests and earnings per share if the preferred stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.

         Anti-takeover Effect of Increase in Authorized Preferred Stock. The proposed increase in the authorized number of shares of preferred stock could, in some situations, have an anti-takeover effect, although this is not the intention of this proposal, nor is the Board aware of any proposed or contemplated transaction of this type. The increase in the authorized shares of preferred stock may have the effect of discouraging unsolicited takeover attempts to stockholders and may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board of Directors is not aware of any attempts to take control of the Company and has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

         Effective Date/Termination of Amendment. The effective date of the Amendment and the corresponding restatement will be the date on which the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware following the approval of stockholders, which date will be selected by the Company's Board of Directors. If, at any time prior to the effective date of the Amendment, the Board of Directors, in its sole discretion, determines that this Amendment and the related restatement of the Amended and Restated Certificate of Incorporation is no longer in the Company's best interests and the interests of its stockholders, then this Amendment and the restatement of the Amended and Restated Certificate of Incorporation may be abandoned without further action by the stockholders.


    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL 2.

           PROPOSAL 3 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Based upon the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman, LLP to be the Company's independent public accountants for fiscal 2003. BDO Seidman, LLP served as the Company's independent accountants during fiscal 2002. The Board of Directors has also determined that it would be desirable to request that the stockholders ratify this selection. The affirmative vote of a majority of the Company's Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment of BDO Seidman, LLP to serve as the Company's independent certified public accountants for the fiscal 2003.

         A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting to have the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

         Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and the reviews of the financial statements included in the Company's Form 10-Qs for fiscal 2002 totaled $664,525.

         Financial Information Systems Design and Implementation Fees. No fees were billed for professional services related to financial information systems design and implementation by BDO Seidman, LLP for fiscal 2002.

         All Other Fees. The aggregate fees billed for services rendered by the Company's independent auditors, other than for audit and information technology services, described in the preceding two paragraphs, totaled $405,915 for BDO Seidman LLP for fiscal 2002.

         The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman's independence.

Former Independent Accountants

         On August 2, 2001, Ernst & Young LLP resigned as the independent accountants for the Company. Ernst & Young had been engaged as the Company's auditor on May 17, 2001, replacing BDO Seidman, LLP. During the period of engagement through August 2, 2001, Ernst & Young LLP did not issue any reports on the financial statements of the Company.

         During fiscal 2001 and the subsequent interim period through August 2, 2001, the Company did not have any disagreements with Ernst & Young LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. During fiscal 2001 and the subsequent interim period through August 2, 2001, none of the events described in Regulation S-K Item 304 (a)(1)(v) occurred.

         The Company's Board of Directors approved the reengagement of BDO Seidman, LLP as the Company's independent accountants effective August 8, 2001. BDO Seidman, LLP acted as the Company's independent accountants during the two-year period ended June 30, 2000 through May 17, 2001. During the two years ended June 30, 2000 and the subsequent interim period through May 17, 2001, the Company consulted with BDO Seidman, LLP regarding the application of accounting principles in the normal course of BDO Seidman, LLP's engagement as the Company's independent auditors. BDO Seidman, LLP issued reports on the Company's financial statements during the two-year period ended June 30, 2000. The reports of BDO Seidman, LLP on the financial statements of the Company during the two year period ended June 30, 2000 did not contain an adverse opinion, or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two-year period ended June 30, 2000, and interim period from July 1, 2000 through May 17, 2001, the Company did not have any disagreements with BDO Seidman, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.
                                                                 ---

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         General. The Compensation Committee is comprised entirely of non-employee members of the Board of Directors. The Compensation Committee reviews and approves each of the elements of the executive compensation program. Certain aspects of executive compensation are then submitted to the full Board for review. The Compensation Committee recommends changes in compensation for those individuals whose compensation is governed by employment agreements to the Board of Directors for action and determines the compensation of officers whose compensation is not governed by the terms of employment agreements.

         Compensation Objectives. The Compensation Committee believes that compensation for the executive officers should be determined in a manner which emphasizes increasing value for stockholders. Based upon this objective, the Compensation Committee's executive compensation program is designed to pay base salaries to executives at levels that enable the Company to attract, motivate and retain talented executives. In addition, the Compensation Committee may provide annual cash bonuses as well as stock option grants as a component of compensation and/or as a reward for performance based upon: (i) individual performance, (ii) the Company's operating and financial results and departmental goals, and (iii) other performance measures. Stock option grants which are made at the fair market value of the Common Stock on the grant date are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation. Consistent with this overall philosophy, the Compensation Committee's specific objectives are to:

         o Align the financial interests of executive officers with those of stockholders by providing equity-based incentives.

         o Provide annual variable cash bonus compensation awards that take into account the overall Company performance, individual contributions and other factors that increase stockholder value.

         o Offer a total compensation program that takes into account the compensation practices and financial performance of companies in the Company's industry and other comparable companies as well as the future needs.

         o Emphasize performance-based and equity-based compensation for officers at the level of vice president and above which reward significantly upside performance that exceeds targeted goals. In particular, for the senior officers, the Compensation Committee focuses more on overall Company performance, and individual contributions to the achievement of established departmental and Company goals and less on comparable marketplace compensation comparisons in determining the amount of equity based compensation and annual cash bonuses.

         Components of Compensation. There are three major components of the executive officer compensation: (i) base salary, (ii) annual cash bonus awards, and (iii) equity-based incentive awards in the form of stock option grants. Executive officers also receive other standard benefits including medical, disability and life insurance as well as a car allowance.

         The Compensation Committee uses its subjective judgment in determining executive officer compensation levels and takes into account both qualitative and quantitative factors. Except as described below, the Compensation Committee does not generally assign specific weights to these factors. Among the factors considered by the Compensation Committee are the recommendations of Mr. Santilli, with respect to the compensation of other key executive officers (other than Mrs. Santilli). However, the Compensation Committee makes the final compensation decisions concerning all officers, other than those governed by employment agreements that require full board approval or specific officer approval. In these cases, the Compensation Committee makes recommendations on compensation to the Board or officer with final approval authority.

         In making compensation decisions, the Compensation Committee considers compensation practices and financial performance of companies in the Company's industry and other comparable companies. This information provides guidance and a framework to the Compensation Committee, but the Compensation Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of companies in the Company's industry and other comparable companies' results. Specific compensation for individual officers will vary from these levels as the result of subjective factors considered by the Compensation Committee unrelated to compensation practices of comparable companies. In making compensation decisions, the Compensation Committee also receives assessments and advice regarding the compensation practices from independent compensation consultants. The Compensation Committee believes that the attraction and retention of superior officers is essential to the Company's ability to compete effectively with larger competitors and continue to implement its growth strategy.

         Base Salary and Cash Bonuses. Each Company executive receives a base salary, which when aggregated with their bonus, is intended to be competitive with similarly situated executives in the Company's industry and executives at other comparable companies. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account, among other factors, individual experience and performance and specific needs particular to the Company. During fiscal 1997, the Company entered into employment agreements with Messrs. Santilli and Ruben and Mrs. Santilli. The base salaries of Mr. Santilli, Mrs. Santilli, and Mr. Ruben are structured in accordance with their employment agreements which provide that salaries of such individuals may be increased but not decreased and provide for annual increases which may not be less than the increase in the cost of living for the prior year. Mr. Ruben's agreement provides that Mr. Santilli shall determine the amount of any salary increases over the cost of living increases. Mr. Santilli, with the recommendation of the Compensation Committee, determines the compensation increases for the remaining named officers.

         In addition to base salary, officers at the level of senior vice president and above are eligible to receive an annual cash bonus under the Executive Management Incentive Plan. Employees at the level of assistant vice president and above are also eligible for an annual bonus. The bonuses are based upon performance and certain other factors. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and company goals pursuant to an established formula under which the various factors are weighted based upon each individual's position, years of service and contribution to the overall performance of the Company or a subsidiary thereof. Generally, the annual bonus awarded can equal up to 50% of an individual's annual salary for all officers, other than Mr. Santilli and Mrs. Santilli. Mr. Mandia and Mr. Riseman may receive an annual bonus equal to up to 50% of their salaries pursuant to the terms of their employment agreements if the Company achieves certain performance goals described in the Executive Management Incentive Plan.

         The annual cash bonus payable to each of Mr. Santilli and Mrs. Santilli under their respective employment agreements is as follows: (a) if 80% of the targets established by the Board of Directors ("Targets") are met, a bonus of 50% of the individual's annual base salary, as adjusted, is payable under the employment agreement; (b) if 100% of the Targets are reached, a bonus equal to 100% of the individual's annual base salary, as adjusted, is payable under the agreement; or (c) if more than 100% of the Targets are achieved, the individual will receive an additional 2.5% of their annual base salary for each 1% by which the Targets are exceeded. In no event, however, will the annual cash bonus paid to Mr. Santilli or Mrs. Santilli exceed 225% of their annual base salary, as adjusted and no bonuses are required to be paid in any year where the Company fails to meet at least 80% of the Targets. The cash bonus program for Mr. Ruben is established from time to time by the Compensation Committee and approved by the Board of Directors. Currently, the Compensation Committee and the Board of Directors have directed Mr. Ruben's annual cash bonus not exceed fifty percent (50%) of Mr. Ruben's annual base salary at the time of the award with the actual amount of the award subject to the discretion of Mr. Santilli.

         The Company believes that bonuses paid to the Named Officers in fiscal 2002 are consistent with the cash bonus program approved by the Board of Directors. The amount of bonus and the performance criteria on which such bonus is based vary with the position and role of the executive within the Company, although bonuses are tied to the Company's financial performance. Base salary and cash bonuses of executives for fiscal 2002 were determined and paid in accordance with the compensation objectives discussed in this report.

         Stock Options. The Company believes that it is important for executives to have an equity stake in the Company and, toward this end, makes stock option grants to key executives from time to time. In making option awards, the Compensation Committee reviews the level of awards granted to executives at companies in the Company's industry and executives at other comparable companies, the awards granted to other executives within the Company and the individual officer's specific role and contribution at the Company. During fiscal 2002, options to purchase 98,725 shares of Common Stock (as adjusted for the Stock Dividend) were granted to officers and employees of the Company at exercise prices of $11.64, $11.82, $12.59, $13.00, $13.48 and $14.46 (as
adjusted for the Stock Dividend) which represent at least the fair market value of the Common Stock on the date of grant. Of these options, Mr. Santilli was granted options to purchase 12,100 (as adjusted for the Stock Dividend) shares of Common Stock in fiscal 2002. Except for options granted to Mr. Santilli that vested immediately, all other options granted become exercisable at twenty percent per year over a five year period on each successive anniversary of the date of grant.

         Chief Executive Officer Compensation. Mr. Santilli was the founder of the Company and has served as its Chairman, President and Chief Executive Officer since the Company's inception. On January 29, 1997, the Company entered into an employment agreement with Mr. Santilli. The agreement established Mr. Santilli's base salary at $300,000 and provided that his base salary may be increased from time to time and once increased may not be decreased. Mr. Santilli's base salary is automatically adjusted each year based upon the increase in the cost of living as determined by the Consumer Price Index. Pursuant to the terms of his employment agreement, Mr. Santilli's salary increases above the cost of living increase require full Board approval. On an annual basis, the Compensation Committee reviews and approves the compensation of Mr. Santilli which is submitted to the Board of Directors for its approval. As of June 30, 2002, Mr. Santilli's base salary was $710,844. During fiscal 2002, Mr. Santilli also received a cash bonus of $710,844 under his employment agreement. The Compensation Committee believes that Mr. Santilli's compensation is consistent with the compensation paid to Chief Executive Officers of comparable, publicly-held finance companies, and other companies comparable to the Company. In addition, Mr. Santilli, with his wife, is the largest stockholder of the Company, and to the extent his performance as Chairman, President and Chief Executive Officer translates into an increase in the stockholder value, all stockholders share the benefits, including Mr. Santilli.

         The Compensation Committee approved the compensation of Mr. Santilli and the executive officers for fiscal 2002, following the principles and procedures outlined in this report.

         Policy on Deductibility of Compensation in Excess of $1.0 Million. Generally, Section 162(m) of the Internal Revenue Code, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held company, such as the Company, for certain compensation exceeding $1.0 million paid during the calendar year to the chief executive officer and the four other highest paid executive officers. Notwithstanding the foregoing, certain performance-based compensation that has been approved by stockholders is excluded from the $1.0 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All of the members of the Compensation Committee qualify as "outside directors." As a result, the Company believes compensation resulting from the exercise of options under the 1993 Stock Option Plan and the 1999 Stock Option Plan will be deductible. Any future employee incentive plan or other form of performance based compensation subject to this rule which is considered for adoption will be evaluated prior to any such adoption to determine the plan's anticipated compliance with the Section 162(m) limitation and this policy.

                           The Compensation Committee

        Leonard Becker          Michael DeLuca           Jerome Miller




Compensation Committee Interlocks and Insider Participation

         No person who served as a member of the Compensation Committee during fiscal 2002 was a current or former officer or employee of the Company or its subsidiaries or engaged in certain transactions with the Company or its subsidiaries required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2002, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, which had an executive officer serving as a director or member of the Company's Compensation Committee.

Stock Performance Graph

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the NASDAQ Stock Market and the Old and New Peer Group Indices (described below), assuming an investment of $100 in each on June 30, 1997, and the reinvestment of all dividends. The data points used for the performance graph are listed below.

         The New Peer Group Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: Aames Financial Corp., Delta Financial Corp., Homegold Financial, Irwin Financial Corporation, New Century Financial Corp., OCN/Ocwen Financial Corporation and Saxon Capital, Inc. The Old Peer Group Index utilized last year included Aames Financial Corp., AMREXCO, Delta Financial Corp., Homegold Financial, IMC Mortgage Co., New Century Financial Corp. and OCN/Owen Financial Corporation. The Peer Group Index has been modified since last year because AMREXCO and IMC Mortgage Co. are no longer publicly traded.

                                [OBJECT OMITTED]

                                                                Cumulative Total Return
                                            6/30/97    6/30/98     6/30/99    6/30/00    6/30/01     6/30/02
                                            -------    -------     -------    -------    -------     -------
Performance Graph Data Points
-----------------------------
American Business Financial Services       $100.00     $110.29    $ 62.29    $ 62.55     $ 81.10     $ 68.77
NASDAQ Stock Market (U.S.)                 $100.00     $131.62    $189.31    $279.93     $151.75     $103.32
New Peer Group Index                       $100.00     $132.57    $ 58.05    $ 35.38     $ 58.34     $ 57.62
Old Peer Group Index                       $100.00     $120.24    $ 45.46    $ 24.89     $ 39.23     $ 43.08

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest. The Company will not enter into any such transactions unless approved by a majority of the entire Board of Directors, not including any interested director.

         On September 29, 1995, the Company made a loan in the amount of $600,032 to Anthony J. Santilli, its President and Chief Executive Officer. The proceeds of the loan were used to exercise options to purchase 247,513 shares of Common Stock of the Company at a price of $2.67 per share. The loan bears interest at the rate of 6.46% with interest due annually or at maturity and the principal due September 2005. The loan is secured by the 247,513 shares purchased with the proceeds of the loan and is shown as a reduction of stockholders equity in our financial statements.

         On April 2, 2001, the Company awarded 3,025 shares (as adjusted for the Stock Dividend) to Richard Kaufman, a director of the Company, as a result of services rendered in connection with the Company's stock buyback program.

         The Company employs members of the immediate family of some of its directors and executive officers in various positions as described in the table and paragraphs that follow. Base compensation, bonus, sales commission, and options granted reflect compensation paid by the Company during fiscal 2002.


                                                         Date of        Base           Bonus(2)/       Total     Options
     Name        Relationship        Position Held     Employment   Compensation(1)  Commission(3) Compensation  Granted(4)
---------------------------------------------------------------------------------------------------------------------------
John Santilli     Son of            Executive Vice     12/1/94 -      $ 180,950       $ 82,510       $263,460      2,750(5)
                 Anthony             President -         present
                 Santilli           National Sales
                                  Division of Upland
                                       Mortgage

   Barbara     Daughter-in-law    Sales Manager of     6/1/98 -       $ 45,277        $ 73,412       $118,689        --
  Rosenthal     of Anthony        the Bank Alliance     present
                 Santilli             Program

 Lisa Kaufman  Daughter of         Branch Manager,     9/16/96 -      $ 99,225           --          $ 99,225        --
                 Richard          American Business     present
                 Kaufman          Mortgage Services
                                 and Vice President
                                   of the Company

    Carole     Daughter of           Servicing         8/6/01 -       $ 80,029(6)        --          $ 80,029(6)   3,025(7)
   Santilli      Anthony         Department Head and    present
                 Santilli         Vice President of
                                  American Business
                                       Credit

----------
(1) Includes base salary and car allowance if applicable.
(2) Employees of the Company and its subsidiaries with a title of Assistant Vice President or greater are eligible for an annual bonus. Bonuses are determined on an individual basis and are based upon the achievement of specific goals established by management.
(3) All loan sales personnel are eligible for sales commissions based on sales volume. (4) Adjusted for the Stock Dividend. (5) Represents an option to purchase 2,750 shares of Common Stock with an exercise price of $12.59.
(6) Represents compensation paid for a partial year. The Company anticipates that her annual compensation will exceed $100,000 in fiscal 2003.
(7) Represents an option to purchase 3,025 shares of Common Stock with an exercise price of $13.48.

         In addition, Chris Santilli, Mr. Santilli's son, serves as the head of processing and is an Assistant Vice President of Upland Mortgage. Gary Ruben, the brother of Executive Vice President, Jeffrey Ruben, served as a Loan Officer in a branch office of Upland Mortgage until August 2002. Gary Ruben is no longer an employee of Upland Mortgage. Iris Zimmerman, Mrs. Santilli's sister, joined the Company as Associate Counsel in fiscal 2002. The Company also employs Gertrude Zimmerman, the mother of Beverly Santilli, on a part time basis. These employees received annual compensation ranging from approximately $20,000 to $94,000 with the aggregate compensation for these four individuals for fiscal 2002 totaling $206,442. Employees of the Company and its subsidiaries with a title of Assistant Vice President or greater are eligible for annual bonuses. In addition, all loan sales personnel are eligible for sales commissions and quarterly bonuses based on loans sales volumes. Accordingly, the total compensation for these individuals includes any bonuses or sales commissions paid them during fiscal 2002. These individuals and the individuals listed in the table above are also entitled to the benefits generally afforded Company employees, including participation in the Company's 401(k) Plan and customary employee benefit plans. The Company believes that the salaries paid to these individuals are competitive with salaries paid to other employees in similar positions in the Company and in our industry.

         During fiscal 2002, the Company and its subsidiaries bought office equipment for various office locations from Zimmerman & Sons in an aggregate amount of approximately $24,000. Daniel Zimmerman, Mrs. Santilli's father, owns Zimmerman & Sons. The Company believes that the amount paid for this office equipment from Zimmerman & Sons was at market rates.

         Castle Appraisal & Consulting LLC is listed on an approved appraiser list for the Company's subsidiaries. Anthony Santilli, III, Mr. Santilli's son, is the operating manager and sole member of Castle Appraisal & Consulting LLC. During fiscal 2002, the Company and its subsidiaries purchased review appraisal services from Castle Appraisal & Consulting LLC as part of its quality assurance practices in an aggregate amount of approximately $25,700. As part of the Company's quality assurance practices it frequently orders review appraisals on loan origination appraisals. In addition, the Company's lending subsidiaries supply the approved appraiser list to mortgage applicants at the applicant's request and some mortgage applicants may choose to hire Castle Appraisal & Consulting LLC, principally in Southern New Jersey, to provide appraisal services in connection with a loan transaction with the Company's lending subsidiaries. The Company estimates that Castle Appraisal & Consulting LLC performed approximately 200 appraisals during fiscal 2002 for mortgage applicants of the Company's subsidiaries as a result of being included on this approved appraiser list. Based upon a range of average appraisal fees of $250 to $300, the Company estimates that the fees received by Castle Appraisal & Consulting LLC from mortgage applicants for such appraisals totaled approximately $60,000 in fiscal 2002.

         The Company is involved in a transaction with Lanard & Axilbund, Inc. ("L&A"), a real estate brokerage and management firm in which the Company's director, Mr. Sussman is a partner, related to the Company's possible lease of new office space. As a result of this transaction, L&A will receive a commission from the owner of the building to be leased by the Company. The Company believes that any commission to be received by L&A as a result of this transaction will be consistent with market rates and industry standards.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2002, its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons.

                              STOCKHOLDER PROPOSALS

         The deadline for providing the Company timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2003 Annual Meeting of Stockholders (the "2003 Meeting") will be September 19, 2003. As to all such matters which the Company does not have notice on or prior to September 19, 2003, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2003 Meeting to vote on such proposal. In addition, the Rule 14a-8 requirements applicable to inclusion of stockholder proposals in the Company's proxy materials related to the 2003 Meeting require that a stockholder proposal regarding the 2003 Meeting must be submitted to the Company at its office located at Bala Pointe Office Centre, 111 Presidential Blvd., Bala Cynwyd, Pennsylvania, 19004, by July 15, 2003 to receive consideration for inclusion in the Company's proxy materials for the 2003 Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                                  ANNUAL REPORT

         The Annual Report accompanies this Proxy Statement to Stockholders for the year ended June 30, 2002 (the "Annual Report"). The Annual Report contains the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2002 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

                                Stephen M. Giroux
                    General Counsel and Senior Vice President
                             111 Presidential Blvd.
                              Bala Cynwyd, PA 19004



                                       By Order of the Board of Directors,



                                       Beverly Santilli, Secretary

                                   APPENDIX A

                       AMENDMENT AND RESTATEMENT NO. 3 TO

        CERTIFICATE OF INCORPORATION (AS PREVIOUSLY AMENDED AND RESTATED)

                  OF AMERICAN BUSINESS FINANCIAL SERVICES, INC.



         This is to certify that the Certificate of Incorporation of American Business Financial Services, Inc. (previously known as KINGSWAY ENTERPRIZES, INC.) originally filed with the Secretary of State of the State of Delaware on February 25, 1985 and as amended on April 25, 1985, July 8, 1985, March 11, 1986, and as amended and restated on February 12, 1993, and July 12, 1996, has been further amended and restated. The amendment and restatement herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and shall read in full as follows:

         FIRST: The name of the corporation is American Business Financial Services, Inc. (the "Corporation").

         SECOND: The address of the registered office in the State of Delaware is 103 Springer Building, 3411 Silverside Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Organization Services, Inc.

         THIRD: The purposes for which the Corporation was formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,000,000 shares, consisting of 3,000,000 shares of Preferred Stock, par value $.001 per share, as more fully described in Section A below (the "Preferred Stock"), and 9,000,000 shares of Common Stock, par value $.001 per share, as more fully described in Section B below (the "Common Stock").

         A. Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions thereof (if any), of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions and (if any), of the Preferred Stock and each series thereof which my be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

                  (1) The voting rights and powers (if any) of the Preferred Stock and each series thereof;

                  (2) The rates and times at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation;

                  (3) The rights (if any) of holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

                  (4) The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock, and each series thereof, may be redeemed; and

                  (5) The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         B. Common Stock. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  (1) Dividends. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

                  (2) Voting Rights. Each holder of Common Stock shall be entitled to one vote per share.

                  (3) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of the Preferred Stock of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock (except to the extent otherwise specifically provided in such Preferred Stock), to share ratably according to the number of shares of the Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

         C. Other Provisions. No holder of any of the shares of any class or series of stock or options, warrants or other rights to purchase shares of any class of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, films, corporations or associations, whether any such persons, firms, corporations or associations are holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

         FIFTH: The board of Directors shall consist of not less than one (1) nor more than fifteen (15) persons, the exact number to be fixed and determined from time to time by resolution of the Board of Directors.

         SIXTH: Prior to the first closing date for the public offering of the Common Stock which occurs on or after the date of this Certificate, the directors shall be elected for such term as is specified in the Bylaws of the Corporation in effect on the date of this Certificate, as such Bylaws are amended from time to time. On and after the first closing date for the public offering of the Common Stock which occurs on or after the date of this Certificate, the directors shall be divided into three (3) classes, known as Class 1, Class 2, and Class 3. The initial directors of Class 1 shall serve until the first (1st) annual meeting of stockholders. At the first (1st) annual meeting of stockholders, the directors of Class 1 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 2 shall serve until the second (2nd) annual meeting of stockholders. At the second (2nd) annual meeting of the shareholder, the directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 3 shall serve until the third (3rd) annual meeting of stockholders. At the third (3rd) annual meeting of the stockholders, the directors of Class 3 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier death, resignation, removal or disqualification. This Article Sixth, or any portion thereof, may be changed by a Bylaw amendment which is adopted by all of the then members of the Board of Directors.

         SEVENTH: Section 228 of the Delaware General Corporation Law shall not be applicable unless the resolution or other matter contained in the written consent or consents from stockholders has been previously approved by all of the then members of the Board of Directors.

         EIGHTH: The Corporation shall indemnify the directors and executive officers of the Corporation and hold them harmless to the fullest extent permitted by the provisions of the Delaware General Corporation Law. In the event that the Delaware General Corporation Law is amended, after the date of this Certificate, to authorize corporate action further eliminating or limiting the personal liability of directors and officers (whether an executive officer or not), then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         The Corporation shall pay the expenses incurred by a director or executive officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law.

         Any amendment or repeal of this Eighth Article by the stockholders of the Corporation shall not adversely affect any right or protection of the director of officer of the Corporation existing at the time of such amendment or repeal. Nothing contained herein shall prevent the corporation from supplementing the indemnification provisions contained herein by Bylaw provisions, contracts with directors or officers, insurance or otherwise.

         NINTH: To the fullest extent permitted by law as presently in effect or as hereafter amended from time to time, a director shall have no personal liability to the Corporation or stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article Ninth shall not adversely affect any right or protection of a director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation.

         ELEVENTH: The Corporation reserves the right at any time and from time to time to amend or repeal any provision contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

         TWELFTH: In the event that all, some or any part of any provision contained in this Amended and Restated Certificate of Incorporation shall be found by any court of competent jurisdiction to be illegal, invalid or unenforceable (as against public policy or otherwise), such provision shall be enforced to the fullest extent permitted by law and shall be construed as if it had been narrowed only to the extent necessary so as not to be invalid, illegal or unenforceable; the validity, legality and enforceability of the remaining provisions of this Amended and Restated Certificate of Incorporation shall continue in full force and effect and shall not be affected or impaired by such illegality, invalidity or unenforceability of any other provision (or any part or parts thereof) of the Amended and Restated Certificate of Incorporation. If and to the extent that any provision contained in this Amended and Restated Certificate of Incorporation violates any rule of a securities exchange or automated quotation system on which securities of the Corporation are traded, the Board of Directors is authorized, in its sole discretion, to suspend or terminate such provision for such time or periods of time and subject to such conditions as the Board of Directors shall determine.

         IN WITNESS WHEREOF, American Business Financial Services, Inc. has caused this Certificate to be signed this ____ day of ______________, 2002.



        ATTEST:                                AMERICAN BUSINESS FINANCIAL
                                               SERVICES, INC.


        ---------------------------------      ---------------------------------
        Beverly Santilli                       Anthony J. Santilli
        Secretary                              Chief Executive Officer

REVOCABLE PROXY


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
               Annual Meeting of Stockholders - December 17, 2002

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ABFS

         The undersigned hereby constitutes and appoints Anthony J. Santilli and Jeffrey M. Ruben and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the ""nnual Meeting") of American Business Financial Services, Inc. ("ABFS" or the "Company"), to be held on December 17, 2002, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of ABFS which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card:

         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL II AND III. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ABFS PROXY STATEMENT.


                  (Continued and to be signed on reverse side)

    Please mark your votes as in this example. X
                                              ---
   The Board of Directors recommends a VOTE "FOR" the election of the nominees and the proposals listed below.

1. The election as directors of all of the following nominees for the term of three years (except as marked to the contrary):

      LEONARD BECKER               |_|   FOR         |_|   VOTE WITHHELD
      JEROME MILLER

   To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below. _________________________________

2. To approve an amendment to and the restatement of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Preferred Stock from 1,000,000 to 3,000,000 shares.

       |_|   FOR                 |_|      AGAINST           |_|  ABSTAIN

3. To ratify the appointment of BDO Seidman, LLP to serve as the Company's independent public accountants for the fiscal 2003; and

       |_|   FOR                 |_|      AGAINST           |_|  ABSTAIN

4. In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

   Should the undersigned be present and choose to vote at the Annual Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of ABFS at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

   The undersigned hereby acknowledges receipt of the ABFS 2002 Annual Report to Shareholders, Notice of the ABFS Annual Meeting and the Proxy Statement relating thereto.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

_________________________________  _________________________________  DATE:__________________________, 2002
 Signature(s)                                                                (Please date this Proxy)


NOTE: Please sign your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

                         Please date, sign and mail your
                      proxy card back as soon as possible.

                         Annual Meeting of Stockholders
                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                                December 17, 2002